Exhibit 10.1
AMENDMENT NO. 1
TO
FIRST POTOMAC REALTY TRUST
2003 EQUITY COMPENSATION PLAN
     WHEREAS, by resolution at a meeting of the Board of Trustees (the “Board”) of First Potomac Realty Trust (the “Company”) on February 11, 2005, the Board unanimously approved adoption of this amendment (the “Amendment”) to the First Potomac Realty Trust 2003 Equity Compensation Plan (the “Plan”), subject to shareholder approval, for the purpose of increasing the total number of shares reserved for issuance under the plan by 650,000 shares;
     WHEREAS, the Amendment was approved by the Company’s shareholders at the Annual Meeting of Shareholders of the Company held on May 20, 2005;
     NOW, THEREFORE, the Plan is hereby amended as follows:
     1.      Section 3(a) of the Plan is hereby deleted in its entirety and replaced in its stead with the following new Section 3(a) in order to increase the total number of shares reserved for issuance under the Plan by 650,000 shares:
     “3. Shares Subject to the Plan
Shares Authorized. Subject to adjustment as described below, the aggregate number of common shares of beneficial interest, $0.001 par value, of the Trust (“Common Shares”) that may be issued or transferred under the Plan is 1,560,800 Common Shares; provided, however, that no more than 18.2% of the Common Shares shall be available for issuance as Share Awards. The maximum aggregate number of Common Shares that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 400,000 Common Shares, subject to adjustment as described below. The Common Shares may be authorized but unissued Common Shares or reacquired Common Shares, including Common Shares purchased by the Trust on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Share Awards, Performance Units or Equity Awards (including restricted Share Awards received upon the exercise of Options) are forfeited, the Common Shares subject to such Grants shall again be available for purposes of the Plan.”
     2.      Except to the extent hereby amended, the Plan remains unchanged and shall continue in full force and effect.
     3.     The effective date of this Amendment is May 20, 2005.